UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 13, 2018

CASI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20713	58-1959440
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

9620 Medical Center Drive, Suite 300

Rockville, Maryland 20850

(Address of principal executive offices) (Zip Code)

(240) 864-2600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements.

On March 13, 2018, upon the recommendation of the Compensation Committee of the Board of Directors (the “Board”), the Board approved a grant of stock options to Dr. Wei-Wu He, Executive Chairman of CASI Pharmaceuticals, Inc. (the “Company”). The grant is conditioned upon stockholder approval at the 2018 Annual Meeting of Stockholders.

Under the terms of the grant, Dr. He will receive a stock option exercisable for 1 million shares of common stock that will vest and become exercisable on the first anniversary date of the grant. In addition, the Board approved the grant of a performance-based option covering 4 million shares of common stock. The performance-based option only will vest if, within 18 months of the date of grant, specific operational and strategic milestones are achieved. The options will have an exercise price of $3.22, the closing market price of the common stock on the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASI Pharmaceuticals, Inc. (Registrant)

By:	/s/ Cynthia W. Hu
Cynthia W. Hu
Chief Operating Officer

Date: March 16, 2018